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                                                                   EXHIBIT 99.2

                              CLECO CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 23, 1999


The undersigned hereby appoint(s) Gregory L. Nesbitt, Thomas J. Howlin and Michael P. Prudhomme or any one of them (each with full power to act alone and with power of substitution), as proxies, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote (and to cumulate votes) all shares of capital stock of Cleco Corporation held of record by the undersigned on February 23, 1999, at the annual meeting of shareholders to be held on April 23, 1999, or any adjournment(s) thereof.

Please complete, sign, date and mail in accompanying postpaid envelope.

This proxy will be voted as directed below on the proposals set forth in the proxy statement for the meeting:

1. To adopt the holding company proposal.

   The Board of Directors recommends a vote "FOR" the foregoing proposal.

              [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

   (Unless otherwise directed, for holders of preferred stock, a designation on this proposal will include the same vote for the preferred stock voting with common stock, as a separate class, and for the particular series of preferred stock.)

2. To elect three Class II directors.

   The Board of Directors recommends a vote "FOR" all nominees listed below.

     [ ]  FOR all nominees listed below (except as marked to the contrary below)
     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK THE BOX TO VOTE "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW. HOLDERS OF COMMON STOCK MAY CUMULATE THEIR VOTES FOR ONE OR MORE DIRECTORS. TO CUMULATE VOTES, PLACE THE NUMBER OF VOTES FOR A DIRECTOR BELOW SUCH DIRECTOR'S NAME ON THE LINE PROVIDED)

                             Robert T. Ratcliff      Edward M. Simmons       William H. Walker, Jr.

   # of votes if cumulated:  __________________      _________________       ______________________

3. To appoint PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 1999.

   The Board of Directors recommends a vote "FOR" the foregoing proposal.

              [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

4. In their discretion, to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN YOUR SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS, INCLUDING FOR THE NOMINEES LISTED ON THE REVERSE SIDE HEREOF. THE HOLDER OF THIS PROXY RETAINS THE RIGHT TO CUMULATE VOTES FOR DIRECTORS UNLESS THE SPECIFIC NUMBER OF VOTES FOR DIRECTORS IS LISTED UNDER THE DIRECTOR'S NAME. THE INDIVIDUALS DESIGNATED ON THE REVERSE SIDE HEREOF WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT PROPERLY MAY COME BEFORE THE ANNUAL MEETING.

The undersigned hereby revokes all proxies heretofore given in connection with the 1999 annual meeting.

                               Date:
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Signature of Shareholder

                               Date:
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Signature if held jointly

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label below. When signing as executor, administrator, attorney, trustee or guardian please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).



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